Exhibit 35
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                       COUNTRYWIDE HOME LOANS SERVICING LP


                              OFFICERS' CERTIFICATE
                     ANNUAL STATEMENT OF THE MASTER SERVICER


                                   CWMBS, INC.
                    CHL MORTGAGE PASS-THROUGH TRUST 2006-OA5
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-OA5


      The undersigned does hereby certify that the undersigned is an officer of Countrywide GP, Inc., general partner of Countrywide Home Loans Servicing LP (the "Master Servicer"), and does hereby further certify pursuant to Section
3.16 of the Pooling and Servicing Agreement for the above-captioned Series (the "Agreement") that:

(i) A review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under the Agreement has been made under my supervision; and

(ii) To the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout such calendar year.




/s/ Craig Baingo                                 Dated: March 14, 2007
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Craig Baingo
Executive Vice President, Finance